Exhibit 99.1

                                   Cede & Co.
                        C/o The Depository Trust Company
                                 55 Water Street
                               New York, NY 10041


                                                            Date August 22, 2008
Orient-Express Hotels Ltd.
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda

Attention:  The Board of Directors


Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of class A common shares, par value US$0.01 each, in Orient-Express Hotels Ltd. (the "Company"). DTC is informed by its Participant, Goldman Sachs & Co. (the "Participant"), that on the date hereof a total of 2,834,900 of such shares (the "Shares") credited to Participant's DTC account are beneficially owned by CR Intrinsic Investments, LLC, a customer of Participant.

At the request of Participant, on behalf of CR Intrinsic Investments, LLC, Cede & Co., as a holder of record of the Shares, hereby requests that you call a special general meeting of the shareholders of the Company for the purposes of considering and voting on the following resolutions:

               1. That:-

               1.1 the bye-laws of the Company (the "Bye-laws") shall be amended by the addition of the following new bye-law 10A:-

                    "10A.1 Any share of the Company that is held directly or
                         indirectly by theCompany (including without limitation any share held by any direct or indirect subsidiary of the Company) shall be treated by the Company as a treasury share acquired and held by the Company in

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                         accordance with Section 42B of the Companies Act. For
                         the avoidance of doubt, if any such share is held by a direct or indirect subsidiary of the Company, such share and its holder shall be subject to the same restrictions and exclusions (including without limitation those with respect to voting, member rights, dividends and distributions) as would apply under
                         Section 42B of the Companies Act were such share held by the Company directly.

                    10A.2 Subject to the foregoing, the Company may, without the sanction of a Resolution, acquire on such terms as the Board thinks fit and hold shares of the Company as treasury shares in accordance with these Bye-Laws and the Companies Acts"; and

               1.2 the Board is directed by the shareholders to take such action as is necessary or appropriate (including without limitation obtaining any further consents and approvals) to give effect to the amendment of the Bye-laws referred to in paragraph 1.1 above for the purposes of bye-law 127 of the Bye-laws.

               2. That the Board is directed by the shareholders, to the extent permitted by the Companies Act 1981 (as amended), immediately to take all such action as is necessary or appropriate to cancel all class B common shares of par value US$0.01 each in the Company immediately after the passing of this resolution in accordance with the Companies Act 1981 (as amended).

The undersigned further requests that, at such time as the Company has received requests from shareholders who, together, hold in excess of 10% of the Company's paid-up capital, the Company set a date for such a special general meeting, to a date not less than 10 days and not greater than 50 days after receipt of sufficient shareholder requests, in order to allow sufficient time for the solicitation of proxies and dissemination of proxy materials for use at such meeting.

While Cede & Co. is furnishing this request as the shareholder of record of the Shares, it does so only at the request of Participant and only as a nominal party for the true party in interest, CR Intrinsic Investments, LLC. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that CR Intrinsic Investments, LLC


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is not denied its rights as the beneficial owner of the Shares, and Cede & Co., assumes no further responsibility in this matter.

                                               Very truly yours,
                                               Cede & Co
Dated: August 22, 2008                         BY: /s/ Peter J. Gleeson
                                                   -----------------------------
                                                   Peter J. Gleeson, partner


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                                   Cede & Co.
                        C/o The Depository Trust Company
                                 55 Water Street
                               New York, NY 10041


                                                              Date 08/22/2008
Orient-Express Hotels Ltd.
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda
The Board of Directors

Attention:

Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of class A common shares of par value US$0.01 each in Orient-Express Hotels Ltd. (the "Company"). DTC is informed by its Participant, Barclays Capital Inc. (the "Participant"), that on the date hereof a total of 3,217,344 of such shares (the "Shares") credited to Participant's DTC account are beneficially owned by D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C., customers of Participant.

At the request of Participant, on behalf of D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C., Cede & Co., as a holder of record of the Shares, hereby requests that you call a special general meeting of the shareholders of the Company for the purposes of considering and voting on the following resolutions:

               1. That:-

               1.1 the bye-laws of the Company (the "Bye-laws") shall be amended by the addition of the following new bye-law 10A:-

                    "10A.1 Any share of the Company that is held directly or
                         indirectly by the Company (including without limitation any share held by any direct or indirect subsidiary of the Company) shall be treated by the Company as a treasury share acquired and held by the Company in accordance with Section 42B of the Companies Act. For the avoidance of doubt, if any such share is held by a direct or indirect subsidiary of the Company, such share and its holder shall be subject to the same restrictions and exclusions (including without limitation those with respect to voting, member rights, dividends and distributions) as would apply under Section 42B of the Companies Act were such share held by the Company directly.

                    10A.2 Subject to the foregoing, the Company may, without the sanction of a Resolution, acquire on such terms as the Board thinks fit and hold shares of the Company as treasury shares in accordance with these Bye-Laws and the Companies Acts"; and

               1.2 the Board is directed by the shareholders to take such action as is necessary or appropriate (including without limitation obtaining any further consents and approvals) to give effect to the amendment of the Bye-laws referred to in paragraph 1.1 above for the purposes of bye-law 127 of the Bye-laws.

               2. That the Board is directed by the shareholders, to the extent permitted by the Companies Act 1981 (as amended), immediately to take all such action as is necessary or appropriate to cancel all class B common shares of par value US$0.01 each in the Company immediately after the passing of this resolution in accordance with the Companies Act 1981 (as amended).

The undersigned further requests that, at such time as the Company has received requests from shareholders who, together, hold in excess of 10% of the Company's paid-up capital, the Company set a date for such a special general meeting, to a date not less than 10 days and not greater than 50 days after receipt of sufficient shareholder requests, in order to allow sufficient time for the solicitation of proxies and dissemination of proxy materials for use at such meeting.

While Cede & Co., is furnishing this request as the shareholder of record of the Shares, it does so only at the request of Participant and only as a nominal party for the true parties in interest, D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C. Cede & Co., has no interest in this matter other than to take those steps, which are necessary to ensure that D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C. are not denied their rights as the beneficial owners of the Shares, and Cede & Co., assumes no further responsibility in this matter.

                                               Very truly yours,


                                               Cede & Co
                                               BY: /s/ Peter J. Gleeson
                                               -------------------------
                                               Peter J. Gleeson, Partner